Exhibit 99.1
Independent Auditor's Report

We have audited the accompanying operating statements of the Twining acquisition properties (the "Assets") purchased by Barnwell Industries, Inc., through its wholly owned subsidiaries (the "Company"), which comprise the statements of revenues and direct operating expenses for the years ended December 31, 2017 and 2016.

Management's Responsibility for the Operating Statements
Management is responsible for the preparation and fair presentation of the operating statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of operating statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on the operating statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the operating statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the operating statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the operating statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the operating statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the operating statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the operating statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Assets for the years ended December 31, 2017 and 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying operating statements reflect the revenues and direct operating expenses of the Assets using the basis of preparation described in Note 1 to the operating statements and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Assets. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Canada
November 13, 2018

Twining Acquisition Properties
Statements of Revenues and Direct Operating Expenses

	Six months ended June 30, 2018	Year ended December 31, 2017	Year ended December 31, 2016
	(Unaudited)

Revenues	$3,237,000	$6,754,000	$4,877,000
Direct operating expenses	(1,674,000)	(3,931,000)	(3,398,000)
Revenues in excess of direct operating expenses	$1,563,000	$2,823,000	$1,479,000

See accompanying Notes to Statements of Revenues and Direct Operating Expenses.
Unless otherwise indicated, all references to "dollars" in this Form 8-K are to United Stated dollars.

Twining Acquisition Properties
Notes to Statements of Revenues and Direct Operating Expenses

1.	Basis of Presentation

On July 19, 2018, Barnwell Industries, Inc. (the "Company") through its wholly-owned subsidiaries entered into a purchase and sale agreement (the "Agreement") with Eagle Energy Inc. ("Eagle") to acquire its working interest in oil and natural gas properties located in the Twining area of Alberta, Canada (the "Asset"), for a purchase price of approximately $10,500,000, subject to customary purchase price adjustments, with an effective date of July 1, 2018.  The acquisition closed on August 28, 2018.
The accompanying audited statements include revenues from oil (includes condensate and natural gas liquids) and natural gas production and direct operating expenses associated with the Asset.  The accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Asset including, but not limited to, depreciation, depletion and amortization, impairments, accretion of asset retirement obligations, general and administrative expenses, interest expense, provision for income taxes and other income and expense items not directly associated with revenues from oil and natural gas.  These costs were not separately allocated to the Asset in the accounting records of Eagle.  In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations indicative of the historical performance of the Asset had they been the Company's properties, due to the differing size, structure, operations and accounting policies of Eagle as compared to the Company.  Furthermore, no balance sheet has been presented for the Asset because the acquired properties were not accounted for or operated as a separate subsidiary or division by Eagle and complete financial statements are not available, nor has information about the Assets' operating, investing and financing cash flows been provided for similar reasons.  Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Assets are presented in lieu of the full financial statements required under Item 3-05 of the Securities and Exchange Commission's  ("SEC") Regulation S-X.
These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Asset on a go forward basis.
The accompanying Statements of Revenues and Direct Operating Expenses for the six-month period ended June 30, 2018 are unaudited and have been prepared on the same basis as the annual Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2017 and 2016 and, in the opinion of management, reflect all adjustments necessary to fairly state the Assets' excess of revenue over direct operating expenses for the six-month period ended June 30, 2018.
2.	Summary of Significant Accounting Policies

Use of Estimates – The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of Eagle taking into consideration any differences in generally accepted accounting principles, as applicable.  GAAP requires management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses.  Actual results could be different from those estimated.
Revenue Recognition – Total revenues in the accompanying statements include the sale of oil and natural gas, net of royalties.  Revenues are recognized when the significant risks of loss and rewards of ownership have transferred i.e., when legal title passes to the third-party purchaser.  This is generally at the time the product enters collection facilities or pipeline facilities.  Oil and natural gas revenues included in these statements are recorded on the entitlements method, under which revenues are based on the volumes to which Eagle is entitled by ownership interest. There were no significant imbalances with other revenue interest owners during the two years ended December 31, 2017 and the six months ended June 30, 2018.
Direct Operating Expenses – Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Asset.  Direct operating expenses include lease operating, processing and transportation expenses.  Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs and other field related expenses.  Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.
Foreign Currency - Revenues and Direct Operating Expenses have been translated at the average exchange rates during the period.
New Accounting Standards - The FASB issued ASU 2014-09, Revenue from Contracts with Customers and related accounting standard updates, collectively referred to as "ASC 606." ASC 606 can be adopted either with a full retrospective approach or a modified retrospective approach with a cumulative-effect adjustment as of the date of adoption and is effective for interim and annual periods beginning after December 15, 2017.  ASC 606 was adopted effective January 1, 2018, and we applied the fully retrospective approach.  We did not identify any material revenue recognition timing differences under ASC 606 as compared to our policies in effect prior to adoption and the cumulative effect of the adoption of Topic 606 was not material
3.	Contingencies
The activities of the Asset may become subject to potential claims and litigation in the normal course of operations.  The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Asset.
4.	Subsequent Events

The Company has evaluated subsequent events through November 13, 2018, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and is not aware of any events that have occurred that require adjustments to or disclosure in these financial statements.
5.	Supplemental Oil and Natural Gas Reserve Information (Unaudited)

The following reserve estimates have been prepared by the Company's independent petroleum reserve engineers, Insite as of December 31, 2017 and 2016.  The reserve estimates have been prepared in compliance with the SEC rules and accounting standards based on the 12-month un-weighted first-day-of-the-month average prices as of December 31, 2017 and 2016, with appropriate adjustments by property for location, quality, gathering and marketing adjustments.
Estimated Quantities of Proved Oil and Natural Gas Reserves
Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed oil and natural gas reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.
The following table sets forth the estimated net proved and net proved developed reserves related to the Asset at December 31, 2017 and 2016.
2016	OIL & NGL (Bbls)	GAS (Mcf)	Total (Boe)
Proved reserves:
Beginning Balance	1,532,000	4,772,000	2,355,000
Revisions of previous estimates	(102,000)	(304,000)	(154,000)
Extensions, discoveries and other additions	-	-	-
Less production	(120,000)	(429,000)	(194,000)
Net proved reserves at December 31, 2016	1,310,000	4,039,000	2,007,000
Proved developed reserves, December 31, 2016	431,000	1,591,000	706,000
Proved undeveloped reserves, December 31, 2016	879,000	2,448,000	1,301,000

2017	OIL & NGL (Bbls)	GAS (Mcf)	Total (Boe)
Proved reserves:
Beginning Balance	1,310,000	4,039,000	2,007,000
Revisions of previous estimates	83,000	433,000	157,000
Extensions, discoveries and other additions	81,000	150,000	107,000
Less production	(146,000)	(462,000)	(226,000)
Net proved reserves at December 31, 2017	1,328,000	4,160,000	2,045,000
Proved developed reserves, December 31, 2017	484,000	1,703,000	778,000
Proved undeveloped reserves, December 31, 2017	844,000	2,457,000	1,267,000

During 2016 the Asset's total net proved reserves of oil and natural gas liquids decreased by 222,000 Bbls (14%) and total net proved reserves of natural gas decreased by 733,000 Mcf (15%), for a combined decrease of 348,000 Boe (15%). The decrease in oil and natural gas reserves was the result of production during the year, 194,000 Bbls, and downward revisions in volumes, 154,000 Bbls, resulting from lower rolling average historical first-day-of-the month natural gas prices used in the determination of reserve volumes at December 31, 2016.
During 2017 the Asset's total net proved reserves of oil and natural gas liquids increased by 18,000 Bbls (1%) and total net proved reserves of natural gas increased by 121,000 Mcf (3%), for a combined increase of 38,000 Boe (2%). The increase in oil and natural gas reserves was the result of production during the year, 226,000 Bbls, partially offset by upward revisions in volumes, 157,000 Bbls, primarily due to higher rolling average historical first-day-of-the month natural gas prices used in the determination of reserve volumes at December 31, 2017 and a 107,000 Bbls upward revision due to operational performance.
The above reserve data represents estimates only, which are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties.  Accordingly, these estimates are subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors.  Decreases in the prices of oil or natural gas could have an adverse effect on reserve volumes and discounted future net cash flows related to the proved reserves.
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves
The Standardized Measure represents the present value of estimated future net cash flows from estimated net proved oil and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows.  Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.  As described in Note 1, the Statement of Revenues and Direct Operating Expenses do not include income tax expense, and therefore cash outflows for future income tax expense was omitted from the Standardized Measure calculation.
The Standardized Measure does not purport, nor should be interpreted, to present the fair market value of the Asset' proved reserves.  It is intended to present a standardized disclosure concerning possible future net cash flows from proved reserves that would result under the assumptions used and ignores future changes in prices and costs and the risks inherent in reserve estimates, among other things.  The various assumptions used, including prices, costs, production rates and discount rates, are inherently imprecise.  Further, since prices and costs do not remain static, the results are not necessarily indicative of the fair market value of estimated proved reserves.  Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may be materially different than actual subsequent results, and the results may not be comparable to estimates disclosed by other oil and natural gas producers.
The following table sets forth the Standardized Measure of discounted future net cash flows, excluding income taxes, related to the Asset' estimated net oil and natural gas reserves at December 31, 2017 and 2016.

	December 31,
	2017	2016
Future cash inflows	$63,378,000	$46,630,000
Future production costs	(33,958,000)	(27,934,000)
Future development costs	(13,190,000)	(13,490,000)
Future net cash flows	16,230,000	5,206,000
10% annual discount for estimating timing of cash flows	(6,923,000)	(2,529,000)
Standardized Measure of discounted future net cash flows	$9,307,000	$2,677,000

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Asset for the periods presented:
	Year ended December 31,
	2017	2016
January 1,	$2,677,000	$8,560,000
Sales of oil and natural gas produced, net of production costs	(2,823,000)	(1,479,000)
Net changes in prices and production costs, net of royalties and wellhead taxes	7,667,000	(5,393,000)
Extensions and discoveries	1,103,000
Revisions of previous quantity estimates	1,189,000	(290,000)
Accretion of discount	276,000	899,000
Previously estimated development costs incurred	(1,228,000)
Changes in timing and other	446,000	381,000
December 31,	$9,307,000	$2,677,000